UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

SITO MOBILE, LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Copy to:
Andrew Hulsh, Esq.
Pepper Hamilton LLP
The New York Times Building
620 Eighth Avenue, 37th Floor
New York, NY 10018-1405
(212) 808-2741
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Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SITO MOBILE, LTD.
NOTICE OF
2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 16, 2018
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SITO Mobile, Ltd. (“SITO”, “SITO Mobile”, the “Company”, “we” or “our”, as the context may require), to be held on November 16, 2018 at 10:00 a.m., Eastern Standard Time, at the Crosby Street Hotel, 79 Crosby Street, New York, New York 10012, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
1.
To elect the six directors named in the accompanying Proxy Statement to serve on our Board of Directors (the “Board” or the “Board of Directors” or the “SITO Board”) until our 2019 annual meeting of stockholders, or until their respective successors have been duly elected and qualified;

2.
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
To conduct an advisory vote to approve the compensation of our named executive officers; and

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors is not presently aware of any other matter that may be raised for consideration at the Annual Meeting.
A complete set of our proxy materials have been made available to all of our stockholders on the Internet, in lieu of mailing a printed copy of these materials to all of our stockholders. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all of our stockholders. On or about October 4, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on September 20, 2018, the record date for the Annual Meeting, and we will post our proxy materials on the website referenced in the Notice. You may choose to access our proxy materials on the website referred to in the Notice, or you may request to receive a printed copy of our proxy materials, as more fully described in the Notice. In addition, the Notice and website on which our proxy materials have been posted indicate how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
Your vote is important. If you are a stockholder of record, you may vote in one of the following ways:
•
By Internet. If you received a Notice of Internet Availability, you may submit proxies over the Internet by following the instructions on the notice. If you received a paper copy of a proxy card by mail, you may submit proxies over the Internet by following the instructions printed on the proxy card. Internet proxy authorization is available 24 hours each day until 11:59 p.m., Eastern Time, on November 14, 2018. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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By Telephone. You may vote by calling the toll-free number: 1-800-690-6903 (have your Notice or proxy card in hand when you call).

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By Mail. If you would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

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In person at the Annual Meeting.

If your shares are held in “street” name, meaning that they are held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting. Only stockholders of record as of the close of business on September 20, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournments, postponements, reschedulings or continuations thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices at The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey for the 10-day period immediately preceding the Annual Meeting and during the meeting. You may attend the Annual Meeting and vote your shares in person, even if you have returned a proxy.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Proxy Advisory Group, LLC, toll free at (212) 616-2180.
We look forward to seeing you at the Annual Meeting.
Sincerely,
Jonathan Bond
Chairman of the Board
Jersey City, New Jersey
October 4, 2018

i

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
Friday, November 16, 2018
10:00 a.m., Eastern Standard Time
Location:
Crosby Street Hotel
79 Crosby Street
New York, NY 10012
Record Date:
September 20, 2018
AGENDA AND VOTING RECOMMENDATIONS
Business Items	Board Voting Recommendation	Page Reference
1. Election of Directors	FOR Each Director Nominee	36
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	40
3. Advisory Vote on Executive Compensation	FOR	43
How to Cast Your Vote
☐	www.proxyvote.com	☐	Sign, date and return your proxy card or voting instruction form.
☐	1-800-690-6903		In person — You may vote your shares in person at the Annual Meeting.
CORPORATE GOVERNANCE
Highlights of the Company’s corporate governance guidelines and related elements include the following:
• Size of Board — 7 Directors	• Board Meetings Held in Fiscal 2017 — 22
• Number of Independent Directors — 6	• Board Responsible for Risk Oversight
• Regular Executive Sessions with Independent Directors	• Code of Conduct for Directors, Officers and Employees
• Separate Chairman and CEO	• Anti-Hedging Policy
• Average Age of Directors — 57.1	• Executive Compensation Tied to Performance Measures

Nominees for Election as Director
Name	Age	Director Since	Independent	Committee Memberships
Jonathan Bond	61	2018	Yes	Audit
Steve Bornstein	66	2017	Yes	Compensation
Bonin Bough	40	2018	Yes	Compensation, Governance and Nominating
Steven Felsher	69	2018	Yes	Audit (Chair), Governance and Nominating (Chair)
Brett O’Brien	45	2018	Yes	Governance and Nominating
Thomas J. Pallack	63	2017	No

SITO MOBILE, LTD.
The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310
General
The Board of Directors (the “Board” or “Board of Directors”) of SITO Mobile, Ltd. (“SITO”, “SITO Mobile,” the “Company,” “we” or “our”, as the context may require) is soliciting proxies for our Annual Meeting of Stockholders (the “Annual Meeting”), to be held on November 16, 2018 at 10:00 a.m., Eastern Standard Time, at the Crosby Street Hotel, 79 Crosby Street, New York, New York 10012, and at any adjournments, reschedulings, continuations or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.
Our principal executive offices are located at the address listed at the top of the page, and the telephone number at such offices is (201) 275-0555.
Frequently Asked Questions
Q. Why did I receive these proxy materials?
A.
We are providing these proxy materials to you because our Board is soliciting your proxy to vote at our Annual Meeting. As a stockholder of record of the Company, you are invited to attend the Annual Meeting and you are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement also gives you information about the proposals to be voted upon at the Annual Meeting, as well as other information, so that you can make an informed decision.

Q. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which is being mailed to our stockholders on or about October 4, 2018, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

Q. How does the Board recommend that I vote on each of the proposals?	A. Our Board recommends that you vote your shares in accordance with the instructions on your proxy card as follows:
(i) “FOR” the election of each of the nominees listed in Proposal 1 to serve until our 2019 annual meeting of stockholders, or until their respective successors have been duly elected and qualified;
(ii) “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
(iii) “FOR” the advisory resolution to approve the compensation of our named executive officers.
Q. Who can vote at the Annual Meeting and what are the voting rights of such stockholders?
A.
Only stockholders of record as of the close of business on September 20, 2018 are entitled to notice of, and to vote on, the matters presented at the Annual Meeting. Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, there were approximately 25,437,536 shares of the Company’s common stock issued and outstanding.

Q. How do I vote?	A. If you hold your shares directly and not through a bank, broker or other nominee, you may vote your shares in four different ways, as follows:

(1)
Over the Internet:   Refer to the proxy card or voting instruction form for instructions on voting your shares over the Internet, which will include the website and the control number to access your account and vote your shares. You must specify how you want your shares voted, or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)
By Telephone:   Refer to the proxy card or voting instruction form for instructions on voting your shares by telephone, which will include a toll-free number for the United States, Canada and Puerto Rico and the control number to access your account. Simply follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call, or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)
By Mail:   If you received your proxy materials by mail, complete and sign your proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by November 14, 2018, two days before the Annual Meeting, to be sure it is received in time to count.

(4)
In Person at the Meeting:   If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee:   a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card to your broker, bank or other nominee. Please be sure to mark your voting choices on your voting instruction card before you return it to your broker, bank or other nominee. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

Q. How will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy card or voting instruction form that I submit?
A.
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the notice for the Annual Meeting, your shares will be voted as recommended by our Board on such matters, and as the proxy holders may determine in their discretion on how to vote with respect to any other matters properly presented for a vote at the Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If your shares are held in “street” name at a broker, your broker may under certain circumstances vote your shares on “routine” matters in their discretion if you do not provide voting instructions on a timely basis in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote your shares on any

“non-routine” proposals at the Annual Meeting and a “broker non-vote” would occur. Proposals No. 1 and 3 presented at this year’s Annual Meeting are considered non-routine proposals under the rules of The Nasdaq Stock Market (the “NASDAQ”). If your broker does not receive instructions from you on how to vote your shares on Proposals No. 1 and 3, your broker may not vote on those matters. Proposal No. 2 presented at this year’s Annual Meeting is considered a routine proposal under NASDAQ rules. Thus, brokers or other entities holding shares for you in “street” name may vote on Proposal No. 2 in their discretion if you do not provide them with voting instructions.

Q. How will my shares be voted if I mark “Abstain” on my proxy card?
A.
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present at the Annual Meeting, but abstentions will not be counted as votes cast for or against any given matter.

Q. Can I change my vote or revoke my proxy?	A. If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the Annual Meeting. To do so, you must do one of the following:
(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted.
(2) Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received will be counted.

(3)
Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request that your vote is revoked.

(4) Deliver a written instrument that revokes your proxy to our principal offices (Attention: Investor Relations).

If your shares are held in “street” name, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote?”.

Q. What effect do broker non-votes have on the proposals?	A. If you hold shares through an account with a broker, the voting of your shares by such broker is governed by NASDAQ rules when you do not provide voting instructions. NASDAQ rules determine whether proposals presented at the Annual Meeting are routine or non-routine. If a proposal is routine, a broker or other entity holding your shares in “street” name may vote your shares on the proposal without voting instructions from you. If a proposal is non-routine, the broker or other entity may vote your shares on the proposal only if you have provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on the proposal because the proposal is non-routine and the owner does not provide instructions. As a result, brokers or other entities holding your shares in “street” name may vote your shares on routine proposals even if no voting instructions are provided by you. Proposals No. 1 and 3 presented at the Annual Meeting are considered non-routine proposals under the rules of The Nasdaq Stock Market (the “NASDAQ”). If your broker does not receive instructions from you on how to vote your shares on Proposals No. 1 and 3, your broker may not vote on those matters. Proposal No. 2 presented at the Annual Meeting is considered a routine proposal under NASDAQ rules. Thus, brokers or other entities holding shares for you in “street” name are permitted to use own discretion in voting on Proposal No. 2 if you do not provide them with voting instructions.

Q. What does it mean if I receive more than one proxy card or voting instruction form?
A.
It generally means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your control numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided with these proxy materials, or by voting by ballot at the Annual Meeting.

Q. How many shares must be present to hold the Annual Meeting?
A.
The holders of a majority of the approximately 25,437,536 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. Shares that are voted “FOR” or “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum, and are also treated as shares entitled to vote at the Annual Meeting. Broker

“non-votes”, if any, are also included for purposes of determining whether a quorum of shares of common stock is present at the Annual Meeting.
For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented in person at the Annual Meeting. If a quorum is not present by attendance or representation by proxy at the Annual Meeting, the stockholders present by attendance at the Annual Meeting or by proxy may adjourn the Annual Meeting until a quorum is present.

Q. What vote is required to approve each matter and how are votes counted?
A.
Proposal No. 1 — Election of Six Directors

Directors will be elected by a plurality of the votes cast at the meeting, meaning that the six nominees receiving the highest number of votes “FOR” election will be elected as directors. Your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. Broker “non-votes”, if any, are not included in the tabulation of the voting results and, therefore, they do not have any effect on the voting results for Proposal No. 1.
Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the holders of a majority of the outstanding shares as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Brokers are permitted to exercise discretion in voting on this proposal, so there will not be any broker “non-votes” for Proposal No. 2. Abstentions will have the effect of votes “AGAINST” Proposal No. 2.

Proposal No. 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)
The proposal to conduct an advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the outstanding shares as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Broker “non-votes” and abstentions, if any, are not included in the tabulation of the voting results and, therefore, do not have any effect on the voting results for Proposal No. 3.

Q. Who will serve as proxies for the Annual Meeting?
A.
Our Board is asking you to give your proxy to William Seagrave, our Chief Operating Officer and Interim Co-Chief Financial Officer. Giving your proxy to Mr. Seagrave means that you authorize him or his duly appointed substitutes to vote your shares at the Annual Meeting in accordance with your instructions. For Proposal No. 1, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposals No. 2 and 3, you may vote “FOR” or “AGAINST” the proposals, or abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in accordance with our Board’s recommendations.

Q. Are there other matters to be voted on at the Annual Meeting?
A.
We do not know of any matters that may come before the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on such matters, subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q. What is the Company’s Internet address?
A.
You can access this Proxy Statement and our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017 on our website at www.sitomobile.com. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this Proxy Statement.

In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.
Q. May I attend the Annual Meeting?
A.
Only holders of shares of our outstanding common stock and their proxy holders as of the Record Date may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you could provide an account statement showing that you beneficially owned shares of common stock as of the Record Date as acceptable proof of ownership. You must also contact your broker and follow its instructions in order to vote your shares at the Annual Meeting. If you hold your shares through a broker, you may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.

If you are a stockholder of record on the Record Date, please be prepared to provide proper identification, such as a driver’s license or state identification card. If you hold your shares in “street” name, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the Annual Meeting.

Q. Who will solicit proxies on behalf of the Board?
A.
Proxies may be solicited on behalf of our Board, without additional compensation, by the Company’s directors and certain executive officers. Such persons are listed in the section of this Proxy Statement entitled “Executive Officers and Directors of the Company.” Additionally, the Company has retained The Proxy Advisory Group, LLC, a proxy solicitation firm, which may solicit proxies on our Board’s behalf.

The original solicitation of proxies by Notice and by mail may be supplemented by additional telephone, facsimile, electronic mail, Internet and personal solicitation by our directors and certain executive officers (who will receive no additional compensation for such solicitation activities), or by The Proxy Advisory Group, LLC. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website or other websites is not part of this Proxy Statement.

Q. What are the costs of soliciting these proxies?
A.
The entire cost of soliciting proxies on behalf of our Board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with the Annual Report, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

Q. Who can answer my questions?
A.
If you have questions or require assistance in the voting of your shares, please call (212) 616-2180, the firm assisting us in the solicitation of proxies:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017-6219
(212) 616-2180
info@proxyadvisory.net

Q. How can I obtain additional copies of these materials or copies of other documents?	A. Complete copies of this Proxy Statement and the Annual Report are also available at www.proxyvote.com. You may also contact 1-800-690-6903 for additional copies of those documents.

STOCKHOLDER MATTERS
Stockholder Communications with our Board
Stockholders and other interested parties may send correspondence by mail to the full Board of Directors or to individual directors. Stockholders should address such correspondence to our Board of Directors or the relevant Board members in care of: SITO Mobile, Ltd., The Newport Corporate Center 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310, Attention: Secretary.
All such correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to our Board of Directors, one of the committees of our Board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.
Stockholder Proposals And Director Nominations
Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act
To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at our 2019 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the attention of our Secretary, at our principal office, no later than June 6, 2019. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials relating to the 2019 annual meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.
Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act
Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals and director nominations that are not submitted for inclusion in the Proxy Statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Secretary at our principal office no earlier than 5:00 pm on July 19, 2019, and no later than 5:00 pm on August 18, 2019. However, in the event our 2019 annual meeting is scheduled to be held on a date before October 17, 2019, or after January 15, 2020, then such advance notice must be received by us not later than the close of business on the later of  (1) the ninetieth (90th) calendar day prior to our 2019 annual meeting and (2) if the first public announcement of the date of our 2019 annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th calendar day following the day on which we first make public disclosure of the date of the our 2019 annual meeting (or if that day is not a business day for the Company, on the next succeeding business day).
General Requirements
Each proposal submitted must be a proper subject for stockholder action at an annual meeting of stockholders, and all proposals and nominations must be submitted to: Secretary, SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310. The stockholder proponent must appear in person to present the proposal or nomination at the related annual meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Amended and Restated Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at an annual meeting of our stockholders.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act
If a stockholder who wishes to present a proposal before our 2019 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the our 2019 annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.
Director Candidates Recommended by Stockholders
Our Board, through our Governance and Nominating Committee, will consider nominees recommended by stockholders. A stockholder wishing to recommend a candidate must submit the following documents to the Secretary, SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310:
•
A recommendation that identifies the candidate and provides contact information for that candidate;

•
The written consent of the candidate to being named in the Proxy Statement as a nominee and to serve as a director of SITO, if elected; and

•
If the candidate is to be evaluated by our Governance and Nominating Committee, the Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of SITO, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

The Governance and Nominating Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

CORPORATE GOVERNANCE
Committees of the Board of Directors
The following table sets forth the three standing committees of our Board of Directors and the members of each committee:
Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Jonathan Bond	X
Steve Bornstein		X
Bonin Bough		X	X
Michael Durden	X	Chair	X
Steven Felsher*	Chair		Chair
Brett O’Brien			X

*
Audit Committee Financial Expert.

To assist it in carrying out its duties, our Board of Directors has delegated certain authority to the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The functions of each of the Committees are described below.
Audit Committee
Current members of the Audit Committee are Mr. Bond, Mr. Durden, and Mr. Felsher (Chair). Our Board has not yet determined who will fill the vacancy on the Audit Committee created as a result of Mr. Durden’s retirement from the Board at the Annual Meeting. Our Board of Directors has concluded that all the members of our Audit Committee are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of NASDAQ. The Audit Committee met five times in fiscal 2017.
The duties and responsibilities of our Audit Committee are set forth in our Audit Committee’s charter adopted by our Board of Directors and available on our website (www.sitomobile.com).
Our Audit Committee oversees the financial reporting process for the Company on behalf of our Board of Directors and has other duties and functions as described in its charter.
Our Audit Committee serves to assist our Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with its legal and regulatory requirements; and (v) the performance of the Company’s internal audit department and independent auditors.
The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, our Board of Directors has determined that Mr. Felsher qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has financial sophistication in accordance with the NASDAQ Listing Rules.
Compensation Committee
Current members of the Compensation Committee are Mr. Bornstein, Mr. Bough, and Mr. Durden (Chair). Following the Annual Meeting, our Compensation Committee will consist of Mr. Bornstein and Mr. Bough. Our Board of Directors has determined that all of the members of our Compensation Committee are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of NASDAQ. Our Compensation Committee met three times in fiscal 2017.

The duties and responsibilities of our Compensation Committee are set forth in our Compensation Committee’s charter adopted by our Board of Directors, which is available on our website (www.sitomobile.com).
Among its duties, our Compensation Committee determines the compensation and benefits paid to our executive officers, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Revenue Officer.
Our Compensation Committee reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of stock option awards and establishes the number of shares and other terms applicable to such awards.
Our Compensation Committee also determines the compensation paid to our Board of Directors, including equity-based awards.
Governance and Nominating Committee
Current members of the Governance and Nominating Committee are Mr. Bough, Mr. Durden, Mr. O’Brien and Mr. Felsher (Chair). Following the Annual Meeting, our Governance and Nominating Committee will consist of Mr. Bough, Mr. O’Brien, and Mr. Felsher. Our Board of Directors has determined that all the members of our Governance and Nominating Committee are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of NASDAQ. Our Governance and Nominating Committee met one time in fiscal 2017.
The duties and responsibilities of our Governance and Nominating Committee are set forth in our Governance and Nominating Committee’s charter adopted by our Board of Directors, and available on our Company’s website (www.sitomobile.com).
Our Governance and Nominating Committee serves to assist our Board of Directors in fulfilling its oversight responsibilities with respect to: (i) developing and recommending to our Board a set of corporate governance principles applicable to the Company, and reviewing and reassessing the adequacy of such guidelines annually and recommending to our Board any changes deemed appropriate; (ii) developing policies on the size and composition of our Board; (iii) reviewing possible candidates for Board membership consistent with our Board’s criteria for selecting new directors; (iv) performing Board member performance evaluations on an annual basis; (v) annually recommending a slate of nominees to our Board with respect to nominations for our Board at the annual meeting of the Company’s stockholders; (vi) reviewing and discussing with our management the program that management has established to monitor compliance with the Company’s code of business conduct and ethics for directors, officers and employees; and (vii) generally advising our Board (as a whole) on corporate governance matters.
The process followed by our Governance and Nominating Committee to identify and evaluate candidates includes (i) requests to Board of Director members, our Chief Executive Officer, and others for recommendations; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications; and (iii) interviews of selected candidates. Our Governance and Nominating Committee also considers recommendations for nomination to our Board of Directors submitted by stockholders.
In evaluating the suitability of candidates to serve on our Board of Directors, including stockholder nominees, our Governance and Nominating Committee seeks candidates who are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and who meet certain selection criteria established by our Governance and Nominating Committee.

Corporate Governance Materials
The full text of the charters of our Audit, Governance and Nominating, and Compensation Committees and our Insider Trading Policy and Code of Ethics can be found at http://ir.sitomobile.com/governance-documents.
Director Attendance at Annual Meetings
Our Board of Directors met 22 times in the fiscal year ended December 31, 2017. Each incumbent director attended at least 75% of the aggregate number of board and applicable committee meetings in 2017 during their respective periods of service, with the exception of Jonathan Sandelman, who attended approximately 67% of the meetings of the Executive Committee of the Board of Directors.
Our policy is that all directors, absent special circumstances, should attend our annual meeting of stockholders. All of our directors then in office, Mr. Rosenthal, Mr. Bornstein, Mr. Durden, Mr. Fisher, and Ms. Seminara Patton, were in attendance at our annual meeting of stockholders in 2017.
Code of Ethics
On December 1, 2004 we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics will be provided to any person requesting same without charge. Our Code of Ethics is also available online at http://ir.sitomobile.com/governance-documents. To request a hard copy of our Code of Ethics, please make written request to our Secretary c/o SITO Mobile, Ltd. at 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310.
Risk Oversight
Our Board of Directors is responsible for the oversight of the Company’s risk management efforts. While the full Board of Directors is ultimately responsible for this oversight function, individual committees may consider specific areas of risk from time to time as directed by our Board. Members of management responsible for particular areas of risk for the Company provide presentations, information and updates on risk management efforts as requested by our Board or a Board committee.
Board Leadership Structure
Our Board is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, Jonathan Bond serves as our Chairman of the Board and Thomas J. Pallack serves as our Chief Executive Officer.
Section 16(a) Beneficial Ownership Compliance
Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to in this Proxy Statement as the “reporting persons”) file with the SEC initial reports of ownership and reports of changes in ownership in our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons and without conducting any independent investigation of our own, in 2017 all such Section 16(a) filing requirements were met, except that (i) one Form 4 was filed late by one Michael Blanche, resulting in 2 transactions not being reported on a timely basis, (ii) two Form 4s were filed late by Chester Petrow, resulting in five transactions not being reported on a timely basis, (iii) one Form 4 was filed late by former director Betsy J. Bernard, resulting in two transactions not being reported on a timely basis, (iv) one Form 4 was filed late by Thomas J. Pallack, resulting in one transaction not being reported on a timely basis, and (v) one Form 4 was filed late by Steve Bornstein, resulting in five transactions not being reported on a timely basis.

During the nine-month period ended September 30, 2018, one Form 3 and one Form 4 were filed late by one B. Bonin Bough, resulting in 1 transaction not being reported on a timely basis, (ii) one Form 3 and one Form 4 were filed late by one Steven G. Felsher, resulting in 1 transaction not being reported on a timely basis, (iii) one Form 3 and one Form 4 were filed late by one Jonathan Bond, resulting in 1 transaction not being reported on a timely basis, (iv) one Form 3 and one Form 4 were filed late by one Brett O’Brien, resulting in 1 transaction not being reported on a timely basis, (v) one Form 3 was filed late by one Aaron Tam, resulting in 1 transaction not being reported on a timely basis, (vi) one Form 4 was filed late by one Thomas Pallack, resulting in 1 transaction not being reported on a timely basis, (vii) one Form 4 was filed late by one William Seagrave, resulting in 1 transactions not being reported on a timely basis, (viii) one Form 4 was filed late by one Chester Petrow, resulting in 1 transaction not being reported on a timely basis, (ix) two Form 4s were filed late by one Mark Del Priore, resulting in 2 transactions not being reported on a timely basis.
Certain Relationships and Related-Party Transactions
The following is a description of transactions since January 1, 2017 to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of 5% or more of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
On October 3, 2014, the Company and its wholly owned subsidiaries, SITO Mobile Solutions, Inc. and SITO Mobile R&D IP, LLC, entered into a Revenue Sharing and Note Purchase Agreement (the “NPA”) with Fortress Credit Co LLC, as collateral agent, and CF DB EZ LLC and Fortress Credit Co LLC. On July 11, 2017, TAR SITO LendCo LLC, an entity owned and controlled by Julian Singer, the son of Karen Singer (sole member of TAR Holdings LLC, which at that time owned more than 5% of our common stock), acquired from Fortress Credit Opportunities V CLO Limited, CF EZ LLC, and CF DB EZ LLC all rights, title and interest as “Purchaser” and “Revenue Participant” under the NPA and related documents. On August 1, 2017, the Company used approximately $4,900,000 of the proceeds of an offering of common stock and warrants to prepay in full all outstanding principal, accrued and unpaid interest due through the date of repayment and termination fees payable with respect to the senior secured note sold under the NPA (the “Note”). The Company has no further obligations with respect to the Note but will remain obligated to continue to make payments with respect to the Revenue Stream (as defined in the NPA), if and when due, according to the terms of the NPA. According to public filings made in accordance with Section 13 of the Exchange Act, Karen Singer and TAR Holdings LLC currently hold less than 5% of the Company’s capital stock.
On February 20, 2018, the Company and TAR, Mr. Julian Singer, Ms. Karen Singer and Mr. Gary Singer (collectively, the “TAR Group”), entered into a settlement agreement, pursuant to which the NPA was terminated and discharged and all pending litigation between the Company and the members of the TAR Group was dismissed with prejudice in exchange for a lump sum payment of  $3.5 million from the Company to the TAR Group. No future amounts are due with respect to the NPA or the Revenue Stream and the lump sum payment has been recorded as of December 31, 2017.
Policies and Procedures for Approving Transactions with Related Persons
The independent members of our Board of Directors are responsible for reviewing and approving related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance; however, our Board of Directors has not yet adopted a written policy or procedures governing its approval of transactions with related persons. During 2017, all related party transactions were reviewed and approved by our Board of Directors, and each related person who was at the time serving as a director abstained from voting on the particular transaction.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors, executive officers and certain other officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Director Independence
The NASDAQ Listing Rules require a majority of a listed company’s board of directors to consist of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 promulgated under the Exchange Act.
Our Board undertook a review of the composition of the Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Pallack, our Chief Executive Officer, is an “independent director” as defined under the NASDAQ Listing Rules. Our Board also determined that Messrs. Bond, Durden, and Felsher, who serve on our Audit Committee, Messrs. Bornstein, Bough, and Durden, who serve on our Compensation Committee, and Messrs. Bough, Durden, O’Brien, and Felsher, who serve on our Governance and Nominating Committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making the independence determinations set forth above, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.
Involvement in Certain Legal Proceedings
During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:
•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•
convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•
the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any federal or state securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Compensation
From January 1, 2017 through June 2, 2017, each of our non-employee directors were entitled to receive:
•
an annual cash retainer of  $30,000 (except that the Chairman of our Board was entitled to an annual cash payment of  $45,000), payable quarterly;

•
a cash retainer of  $250 for each committee or Board meeting that they attended in-person or telephonically;

•
an annual grant of options to purchase 20,000 shares of common stock (30,000 for the Chairman of our Board), which vested immediately upon grant and expired upon the earlier of the scheduled expiration date (which was the fifth anniversary of the grant date) or up to 18 months after the cessation of service, depending upon the circumstances of such cessation of service, whichever was sooner;

•
an annual grant of options to purchase 5,000 shares in connection with the chairmanship of any committee of the Board, which vested immediately upon grant and expired upon the earlier of the scheduled expiration date (which was the fifth anniversary of the grant date) or up to 18 months after the cessation of service, depending upon the circumstances of such cessation of service, whichever was sooner; and

•
reimbursement of their expenses for travelling, hotel and other expenses reasonably incurred in connection with attending Board or committee meetings or otherwise in connection with the Company’s business.

In June 2017, two stockholders who beneficially owned an aggregate of 5.2% of our common stock led a successful stockholder consent solicitation process that resulted in the removal of all of the then-current directors (other than Brent Rosenthal) and the election of five new directors to the Board. In connection with this change in the composition of our Board, the Company’s policies and practices with respect to the compensation of non-employee directors were substantially revised, as described below.
From June 2, 2017 through December 31, 2017, each of our non-employee directors were entitled to receive:
•
an annual cash retainer of $50,000, payable quarterly;

•
an annual grant of time-vested RSUs that would vest upon the next annual meeting of stockholders, with a grant date fair value of  $50,000;

•
a one-time grant of time-vested RSUs that would vest in equal installments on June 1, 2018 and June 1, 2019, with a grant date fair value of  $50,000;

•
a $25,000 annual retainer to the chair of the Audit Committee, a $15,000 annual retainer to the chair of the Compensation Committee, a $10,000 annual retainer to the chair of the Governance and Nominating Committee and a $75,000 annual retainer to the Chairman of the Board, either in the form of cash payable in quarterly installments, RSUs vesting in quarterly installments, or a combination thereof at the election of the director; and

•
reimbursement of their expenses for travelling, hotel and other expenses reasonably incurred in connection with attending Board or committee meetings or otherwise in connection with the Company’s business.

Effective September 6, 2017, Thomas Thekkethala and Matthew Stecker resigned as members of our Board. Our Board granted Mr. Thekkethala a severance cash payment of $62,500 for his service as a member of our Board and granted Mr. Stecker a severance cash payment of   $68,750 for his service as a member of our Board and as Chair of the Audit Committee, and agreed to reimburse Mr. Stecker for an aggregate of  $600 of unreimbursed expenses in connection with his service as a director. We will continue to indemnify and advance expenses to Mr. Thekkethala and Mr. Stecker under our Certificate of Incorporation and Amended and Restated Bylaws as permitted by the Delaware General Corporation Law, and will continue to provide coverage to Mr. Thekkethala and Mr. Stecker under the Company’s director and officer liability insurance pursuant to the Company’s tail insurance coverage. Mr. Thekkethala and Mr. Stecker have each executed and delivered a general release of claims in favor of the Company and its related persons. All RSUs that were granted to each of Mr. Thekkethala and Mr. Stecker were forfeited according to their terms.
The following table sets forth compensation received by our non-employee directors in the fiscal year ended December 31, 2017.
Name	Fees earned or paid in cash ($)	Stock awards ($)(10)	Option awards ($)(10)	All other compensation ($)	Total ($)
Jonathan E. Sandelman(1)	20,500	—	—	—	20,500
Betsy J. Bernard(1)	30,250	—	—	—	30,250
Joseph A. Beatty(1)	22,750	—	—	—	22,750
Lowell Robinson(1)(2)	11,500	—	52,000(2)	—	63,500
Brent Rosenthal	47,417(3)	175,000(6)	—	—	222,417
Michael Durden(4)	37,917	100,000(8)	—	—	137,917
Itzhak Fisher(4)	35,000	100,000(8)	—	—	135,000
Steve Bornstein(5)	16,667	75,000(9)	—	—	91,667
Karen Seminara Patton(5)	25,000	75,000(9)	—	—	100,000
Thomas Thekkethala(4)(6)	—	—	—	62,500(6)	62,500
Matthew Stecker(4)(6)	—	—	—	68,750(6)	68,750

(1)
Each of Messrs. Sandelman, Beatty and Robinson and Ms. Bernard were removed from our Board on June 1, 2017. Annual grants of options were not awarded to Messrs. Sandelman and Beatty or Ms. Bernard with respect to their service during 2017.

(2)
Mr. Robinson was appointed to the Board on April 18, 2017 and received a one-time grant of fully vested options to purchase 20,000 shares of common stock. The amount reported in the option awards column represents the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on April 2, 2018 (the “Original Form 10-K”).

(3)
In lieu of a portion of his cash retainer, Mr. Rosenthal elected to receive stock awards, resulting in the grant to him of 17,241 RSUs. The RSUs were to vest ratably in quarterly installments on each of September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018, in each case, subject to continued service on the Board.

(4)
Each of Messrs. Durden, Fisher, Thekkethala and Stecker were elected to the Board on June 1, 2017.

(5)
Each of Mr. Bornstein and Ms. Seminara Patton were appointed to the Board on September 7, 2017.

(6)
Each of Messrs. Thekkethala and Stecker resigned from the Board effective September 6, 2017. Our Board granted Mr. Thekkethala a severance cash payment of  $62,500 for his service as a member of our Board and granted a Mr. Stecker a severance cash payment of  $68,750 for his service as a member of our Board and as Chair of the Audit Committee. We will continue to indemnify and advance expenses to Mr. Thekkethala and Mr. Stecker under our Certificate of Incorporation and Amended and Restated Bylaws as permitted by the Delaware General Corporation Law, and will continue to provide coverage to Mr. Thekkethala and Mr. Stecker under the Company’s director and officer liability insurance pursuant to the Company’s tail insurance coverage. Mr. Thekkethala and Mr. Stecker have each executed and delivered a general release of claims in favor of the Company and its related persons. All RSUs that were granted to each of Mr. Thekkethala and Mr. Stecker were forfeited according to their terms.

(7)
The amounts reported herein reflect grants of time-vested RSUs to Mr. Rosenthal and reflect the grant date fair value of these time-vested RSUs, calculated in accordance with FASB ASC Topic 718. Of the 40,229 time-vested RSUs granted to Mr. Rosenthal in 2017, (i) 11,494 of such RSUs were to vest ratably in equal installments on June 1, 2018 and June 1, 2019 and (ii) 11,494 of such RSUs were to vest upon the Annual Meeting, in each case, subject to continued service on the Board. The assumptions used by the Company in calculating the amounts in the table above are incorporated herein by reference to the footnotes to the financial statements in the Original Form 10-K.

(8)
The amounts reported herein reflect grants of time-vested RSUs to each of Messrs. Durden and Fisher and reflect the grant date fair value of these time-vested RSUs, calculated in accordance with FASB ASC Topic 718. Of the 22,988 time-vested RSUs granted to each of Messrs. Durden and Fisher in 2017, (i) 11,494 of such RSUs were to vest ratably in equal installments on June 1, 2018 and June 1, 2019 and (ii) 11,494 of such RSUs were to vest upon the Annual Meeting, in each case, subject to continued service on the Board. The assumptions used by the Company in calculating the amounts in the table above are incorporated herein by reference to the footnotes to the financial statements in the Original Form 10-K.

(9)
The amounts reported herein reflect grants of time-vested RSUs to each of Mr. Bornstein and Ms. Seminara Patton and reflect the grant date fair value of these time-vested RSUs, calculated in accordance with FASB ASC Topic 718. Of the 18,564 time-vested RSUs granted to each of Mr. Bornstein and Ms. Seminara Patton in 2017, (i) 9,282 of such RSUs were to vest ratably in equal installments on June 1, 2018 and June 1, 2019 and (ii) 9,282 of such RSUs were to vest upon the Company’s Annual Meeting, in each case, subject to continued service on the Board. The assumptions used by the Company in calculating the amounts in the table above are incorporated herein by reference to the footnotes to the financial statements in the Original Form 10-K.

(10)
As of December 31, 2017, the aggregate number of options and RSUs subject to awards outstanding held by each of our non-employee directors were as set forth in the table below.

Name	Options (#)	RSUs (#)
Jonathan E. Sandelman	25,000	—
Betsy J. Bernard	39,375	—
Joseph A. Beatty	—	—
Lowell Robinson	—	—
Brent Rosenthal	20,000	—
Michael Durden	—	22,988
Itzhak Fisher	—	22,988
Steve Bornstein	—	18,564
Karen Seminara Patton	—	18,564
Thomas Thekkethala	—	—
Matthew Stecker	—	—
Changes to Composition of Board in 2018
In 2018, the composition of our Board of Directors changed. Effective July 14, 2018, Karen Seminara Patton, Brent Rosenthal, and Itshak Fisher resigned from the Company’s Board of Directors. The remaining members of the Board unanimously appointed Steven Felsher, Jonathan Bond, and Bonin Bough as directors of the Company to fill the vacancies created by such resignations. Mr. Felsher joined the Audit Committee and the Governance and Nominating Committee, Mr. Bond also joined the Audit Committee, and Mr. Bough joined the Governance and Nominating Committee and the Compensation Committee of the Board. Effective July 24, 2018, the Board of Directors unanimously appointed Brett O’Brien as a director of the Company. Mr. O’Brien joined the Governance and Nominating Committee of the Board. On August 9, 2018, Jonathan Bond was appointed as the Company’s Chairman of the Board. All current members of the Board will serve until the Annual Meeting, or until a successor had been elected and qualified. Members of the Board of Directors are compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors (pro-rated based upon their start dates). As of the Record Date, our standard non-employee director compensation policies and practices continued to be the same as those policies that were in effect for non-employee directors during the period between June 2, 2017 and December 31, 2017, as described above, with the exception of the one-time grant of time-vested RSUs, which was not granted to those directors who joined the Board in 2018.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock by each of our directors and director nominees, each of our named executive officers, each person known to us to beneficially own 5% or more of our common stock, and all of our officers and directors as a group. Except as otherwise indicated, all shares are owned directly, and percentages shown in the table below are based on 25,437,536 shares outstanding as of the Record Date. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310.
Name(1)(2)	Shares	Percentage
Jonathan Bond(3)	33,164	*%
Steve Bornstein(4)	39,923	*%
Bonin Bough(3)	28,964	*%
Michael Durden(5)	17,241	*%
Steven Felsher(3)	23,364	*%
Brett O’Brien(6)	24,038	*%
Thomas J. Pallack(7)	214,983	*%
William A. Seagrave(8)	92,164	*%
Michael Blanche(9)	66,667	*%
Mark Del Priore(10)	209,173	*%
Directors, and Executive Officers as a Group (12 persons)(1)(2)	811,810	3.2%
Nicole Braun(11)	1,912,474	7.5%

(1)
In accordance with Item 403 of Regulation S-K promulgated under the Securities Act and the Exchange Act, only directors and named executive officers (as of December 31, 2017) are separately identified in the table above; however, our officers and directors as a group include our current executive officers Thomas J. Pallack, William Seagrave, Aaron Tam, Chester Petrow, and Michael Blanche.

(2)
Beneficial ownership set forth above does not include certain stock options and restricted stock units, which do not by their terms become exercisable within 60 days of the date hereof. Unvested restricted stock units for each of our named executive officers, directors and directors and executive officers as a group is as follows:

Name	Unvested Restricted Stock Units	Unvested Stock Options
Jonathan Bond	—	—
Steve Bornstein	4,641	—
Bonin Bough	—	—
Michael Durden	5,747	—
Steven Felsher	—	—
Brett O’Brien	—	—

Name	Unvested Restricted Stock Units	Unvested Stock Options
Thomas J. Pallack	1,028,050	300,000
William A. Seagrave	225,468	75,000
Michael Blanche	75,000	83,333
Mark Del Priore	—	—
Officers and Directors as a Group (12 persons)	1,564,374	555,833
(3)
Each of Mr. Bond’s, Mr. Bough’s, and Mr. Felsher’s beneficial ownership includes 23,364 restricted stock units, of which will vest at the Annual Meeting, subject to continued service.

(4)
Mr. Bornstein’s beneficial ownership includes 13,923 restricted stock units, of which (i) 9,282 restricted stock units will vest at the Annual Meeting, subject to continued service, and (ii) 4,641 restricted stock units that have vested on June 1, 2018. Mr. Bornstein’s beneficial ownership does not include 4,641 restricted stock units, of which 4,641 restricted stock units will vest on June 1, 2019, subject to continued service. See footnote (1) above.

(5)
Mr. Durden’s beneficial ownership includes 17,241 restricted stock units, of which (i) 11,494 restricted stock units will vest at the Annual Meeting, subject to continued service, and (ii) 5,747 restricted stock units that have vested on June 1, 2018. Mr. Durden’s beneficial ownership does not include 5,747 restricted stock units, of which will vest on June 1, 2019, subject to continued service. See footnote (1) above.

(6)
Mr. O’Brien’s beneficial ownership includes 24,038 restricted stock units, of which will vest at the Annual Meeting, subject to continued service.

(7)
Mr. Pallack’s beneficial ownership includes 78,358 restricted stock units issued in connection with the executives 2017 bonus plan and 100,000 options to purchase the Company’s common stock at an exercise price of  $6.01 per share. Mr. Pallack’s beneficial ownership does not include 1,028,050 restricted stock units and 300,000 options to purchase the Company’s common stock at an exercise price of  $6.01 per share. Mr. Pallack’s restricted stock units will vest with respect to (A) 20% of such shares in the event the average closing price of the Company’s common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of the Company’s common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of the Company’s common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service. Mr. Pallack’s stock options will vest ratably on the first four anniversaries of July 24, 2017, subject to continuous service. See footnote (1) above.

(8)
Mr. Seagraves beneficial ownership includes 67,164 restricted stock units issued in connection with the executives 2017 bonus plan and 25,000 options to purchase the Company’s common stock at an exercise price of  $6.01 per share. Mr. Seagrave’s beneficial ownership does not include 225,468 restricted stock units and 75,000 options to purchase the Company’s common stock at an exercise price of  $6.01 per share. Mr. Seagrave’s restricted stock units will vest with respect to (A) 20% of such shares in the event the average closing price of the Company’s common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of the Company’s common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of the Company’s common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service. Mr. Seagrave’s stock options will vest ratably on the first four anniversaries of July 24, 2017, subject to continuous service.

(9)
Mr. Blanche’s beneficial ownership includes 66,667 options, of which (i) 8,000 options to purchase the Company’s common stock at an exercise price of  $2.95 per share, (ii) 25,334 options to purchase the Company’s common stock at an exercise price of  $4.74 per share, and (iii) 33,333 options to purchase the Company’s common stock at an exercise price of  $2.76 per share, subject to continued service. Mr. Blanche’s beneficial ownership does not include 75,000 restricted stock units and 83,333 options to purchase the Company’s common stock. Mr. Blanche’s restricted stock units will vest with respect to (A) 20% of such shares in the event the average closing price of the Company’s common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of the Company’s common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of the Company’s common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service.
(10)
Mr. Del Priore’s beneficial ownership includes 109,173 restricted stock units, of which (i) 44,776 restricted stock units issued in connection with the executives 2017 bonus plan, and (ii) 64,397 restricted stock units granted pursuant to Mr. Del Priore’s employment agreement, and (iii) 100,000 options to purchase the Company’s common stock at an exercise price of  $6.01 per share.

(11)
Based on information contained in a list of registered holders prepared by the Company’s transfer agent as of September 20, 2018.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for 2017 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
The following discussion and analysis relates to the compensation arrangements for 2017 of  (i) our chief executive officer, (ii) our former chief executive officer (iii) our former interim chief executive officer (iv) our chief operating officer and interim co-chief financial officer, (v) our former chief financial officer who served in such capacity during a portion of 2017, and (vi) our chief technology officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2017 (our “named executive officers” or “NEOs”). Our named executive officers for fiscal 2017 were:
Names	Position During Fiscal 2017
Thomas J. Pallack	Chief Executive Officer, appointed as Interim CEO June 1, 2017, appointed as CEO June 26, 2017
Jerry Hug	Former Chief Executive Officer, resigned February 17, 2017
Richard O’Connell Jr.	Former Interim Chief Executive Officer, appointed February 2017, removed June 1, 2017
William A. Seagrave	Chief Operating Officer, appointed June 26, 2017, Interim Co-Chief Financial Officer, appointed July 24, 2018
Mark Del Priore	Former Chief Financial Officer, appointed as Interim CFO June 1, 2017, appointed as CFO June 26, 2017, resigned July 23, 2018
The timeline below summarizes the changes in the composition of the Company’s board and management team since the beginning of fiscal year 2017.
Fiscal Year 2017
On March 10, 2017, Kurt Streams resigned as Chief Financial Officer and Chief Operating Officer of the Company. On March 14, 2017, Lawrence Firestone was appointed to serve as Interim Chief Financial Officer of the Company. On April 18, 2017, the Board appointed Lowell W. Robinson to serve as a director of the Company. On April 24, 2017 Jon Lowen was appointed to serve as the Interim Chief Operating Officer, Michael Blanche was appointed to serve as Chief Technology Officer, and Adam Meshekow was appointed to serve as Chief Revenue Officer. On June 1, 2017, Richard O’Connell, Jr. and Lawrence Firestone were removed as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively and the Company invited Thomas J. Pallack to serve as Interim Chief Executive Officer and Mark Del Priore to serve as Interim Chief Financial Officer and Secretary. On June 26, 2017, Thomas J. Pallack was appointed as Chief Executive Officer, Mark Del Priore was appointed as Chief Financial Officer and Secretary, and William Seagrave was appointed as Chief Operating Officer of the Company. On September 6, 2017 Mathew Stecker and Thomas Thekkethala resigned from the Board of Directors and on September 7, 2017 were replaced by Karen Seminara Patton and Steve Bornstein.
Fiscal Year 2018 (To Date)
On July 23, 2018 (the “Resignation Date”), Mark Del Priore resigned as Chief Financial Officer of the Company. Following the resignation of Mr. Del Priore, the Board appointed William Seagrave, Chief Operating Officer of the Company, and Aaron Tam, who served as the Company’s Finance Manager, as interim Co-Chief Financial Officers of the Company, on July 24, 2018. The compensation of Mr. Seagrave, who is serving as Chief Operating Officer of the Company, did not change as a result of his appointment as interim Co-Chief Financial Officer. Mr. Tam’s compensation as interim Co-Chief Financial Officer consists of  (i) an annual base salary of  $200,000 and (ii) a one-time cash bonus of  $50,000. On September 11, 2018, the Company entered into a separation agreement and mutual release with Mr. Del Priore (the “Separation Agreement”).

Pursuant to the Separation Agreement, the Company will (i) continue to pay Mr. Del Priore his base salary of  $225,000 per annum for a period of twelve months immediately following the Resignation Date, which amount shall be payable in accordance with the Company’s standard payroll practices, (ii) pay Mr. Del Priore an amount equal to $225,000, which amount shall be paid in one lump sum in calendar year 2019, at the time annual bonuses are paid to the Company’s other senior executives (or, if no such bonuses are paid by June 30, 2019, then on or before that date), (iii) accelerate the vesting of the options granted to Mr. Del Priore pursuant to his employment agreement to purchase an aggregate of 100,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of  $6.01 per share, which will remain exercisable until December 11, 2018, (iv) accelerate the vesting of a portion of restricted stock units granted to Mr. Del Priore pursuant to his employment agreement with respect to a total of 64,397 shares of the Company’s common stock, while the remainder of Mr. Del Priore’s unvested restricted stock units were forfeited, and (v) waive the applicable premium otherwise payable for continuation of health insurance coverage for Mr. Del Priore, his spouse, and eligible dependents under The Consolidated Omnibus Budget Reconciliation Act for twelve months. The Separation Agreement contains confidentiality and non-solicitation restrictions, which will apply for a one-year period following the effective date of the Separation Agreement, mutual non-disparagement provisions and a mutual release.
Best Practices
The following compensation decisions and practices demonstrate how the Company’s new 2017 executive compensation program reflects best practices and reinforces the Company’s culture and values:
•
Emphasis on At-Risk Pay — For our named executive officers, the majority of their total compensation opportunity is contingent upon the Company’s financial performance and appreciation in the market price of our common stock.

•
Equity-Based Compensation — Because the majority of the 2017 total compensation opportunity for our named executive officers is in the form of restricted stock units (“RSUs”), which are market-based, and stock options, we believe that the interests of our management is properly aligned with the long-term financial interests of the Company’s stockholders. Because the RSUs granted to our named executive officers only vest upon sustained performance of our common stock at prices higher than the Company’s current stock price, subject to continued service, we believe our management is properly incentivized to increase sustainable stockholder value.

•
Rigorous Performance Metrics — Both the bonus payments and the performance-based RSUs awarded to our new management team, including the named executive officers, are earned based on achieving rigorous strategic and financial performance goals. The 2017 bonus payments to our named executive officers are contingent on two metrics tied to financial and strategic performance: (i) revenue earned during the six months ended December 31, 2017 and (ii) the number of  “Data Deals” (as described below in the “Annual Bonuses” section) consummated by our management team during such period. Vesting of RSUs for our named executive officers is contingent on the price of our common stock consistently remaining above certain thresholds for 65 consecutive trading days. As such, we believe that performance targets for annual bonuses incentivize strong short-term performance with respect to operational metrics and performance targets applicable to our RSUs are intended to be challenging over a longer time period.

•
No Excise Tax Gross-Up Payments — None of the named executive officers are entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•
Derivatives and Hedging Policy — The Company prohibits employees (including our named executive officers) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

•
Policy Against Pledging — The Company prohibits associates, employees (including our named executive officers) and directors from pledging any equity securities of the Company held by them.

Compensation Process and Objectives
The Company’s business is to develop customized, data-driven advertising solutions for brands and provide privacy-compliant data and strategic insights. We harness our proprietary location-based marketing intelligence platform to provide advertisement delivery, measurement and attribution services and consumer insights to brands, advertising agencies, out-of-home advertisers, media companies and non-media companies that utilize consumer insights for strategic decision-making purposes. Our products, fueled by our robust locational data, allow marketers and executive decision makers to better understand the movement and behaviors of their existing and prospective consumers.
To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture, encourage a high degree of teamwork, and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation of sustained, long-term stockholder value.
The Company’s executive compensation and benefit programs are designed to:
•
Drive high performance to achieve financial goals and create long-term stockholder value;

•
Reflect the strong team-based culture of the Company; and

•
Provide compensation opportunities that are competitive with those offered by similar marketing intelligence platforms and other companies with which the Company competes for high caliber executive talent.

Role of the Compensation Committee
The Compensation Committee has overall responsibility for recommending to our Board the compensation of our executive officers. Members of the Compensation committee are appointed by our Board. The Compensation Committee seeks to ensure sound executive compensation practices to adhere to pay-for-performance while appropriately managing risk and aligning our executive compensation program with long-term stockholder interests.
Elements of our Compensation Program
The primary elements of our 2017 executive compensation structure are base salary, annual bonuses, equity incentive awards and certain employee benefits. Each principal element of our executive compensation program for 2017 along with the objectives of each element are summarized in the following table and described in more detail below.
Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
Annual Bonuses	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements Aid in retention of key executives in a highly competitive market for talent
Equity Incentive Awards	Variable, equity-based compensation to promote achievement of longer-term goals	Align executives’ interests with those of our stockholders and encourage executive decision-making that maximizes growth and value creation over the long-term
Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent

Compensation Element	Brief Description	Objectives
Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers
Base Salary
The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each officer commensurate with the executive’s role, experience and duties. The Compensation Committee reviews and approves base salaries for our named executive officers based on several factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers in our industry. The initial base salaries of our named executive officers are set forth in each such executive’s employment agreement.
In July 2017, following the appointment of Messrs. Pallack, Seagrave and Del Priore in June 2017, the Company entered into employment agreements with each such executive, which are described below (referred to as the “Employment Agreements”). The Employment Agreements set forth initial base salaries, which are set forth in the table below, that were established based on an evaluation of the factors described above, our desire to reward and retain the key executives who we believe are instrumental to our success, and the competitiveness of base salaries based upon a review of publicly available data for our competitors.
Executive	Base Salary
Thomas J. Pallack	$350,000
William A. Seagrave	$300,000
Mark Del Priore	$225,000
Prior to his resignation, Mr. Hug received an annual base salary of  $350,000, which was reviewed annually. Mr. O’Connell was paid an annualized base salary of  $350,000 for his service as Interim Chief Executive Officer.
Annual Bonuses
The Compensation Committee historically awarded discretionary cash bonuses to reward performance. For 2017, the Employment Agreements with Messrs. Pallack, Seagrave and Del Priore established an incentive bonus opportunity based on Company performance. For 2018 and subsequent years, the Employment Agreements provide that Messrs. Pallack, Seagrave and Del Priore are eligible for incentive bonuses, however, due to Mr. Del Priore’s departure prior to the end of the 2018 fiscal year, he is not eligible for a bonus for 2018. Tying a portion of total compensation to annual Company performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year. Through this program, we seek to provide an appropriate amount of pre-established short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals. Due to their respective departures from the Company, Messrs. Hug and O’Connell were not eligible for bonuses with respect to 2017.
The 2017 bonus payments to Messrs. Pallack, Seagrave and Del Priore are contingent on two metrics tied to financial and strategic performance: (i) revenue earned during the six months ended December 31, 2017 and (ii) the number of  “Data Deals” consummated by our management team during such period.

The performance objectives and the associated target bonus amounts as a percent of salary are described in the table below.
In the event that the Company’s total revenue during the six months ended December31, 2017 are at least:	And the Company executes not less than the number of Data Deals (as defined below) specified below:	Executive shall be entitled to a cash bonus of the following percentage of Executive’s Base Salary:
$22.0 million	Two(2)	50%
$22.5 million	Three(3)	100%
$25.0 million	Four(4)	200%
These performance objectives reflect the Board’s objectives for the Company’s new management following their appointment in June 2017. In particular, the Compensation Committee’s revenue targets reflected a desire for significant revenue growth over the prior year and a strategic transition from our traditional ad placement business in favor of our data business. The maximum revenue target for the six months ended December 31, 2017 was set at approximately 86% of the revenue target for the entire prior year.
Data Deals, as defined in each of the Employment Agreements, refers to either the sourcing of new data or data models that are not generally available in the Company’s data brokerage ecosystem and that are then available for inclusion in the Company’s data analytics, included in the Company’s sales packages and solutions for clients, used to create new avenues of the Company’s analytic results for client leverage, or the packaging of the Company’s data models, analytics, and insights for direct inclusion in sales and solutions to clients. Additionally, Data Deals include the multi-year licensing of the Company’s data assets to third parties for inclusion in their data and marketing assets and for which the Company receives periodic licensing revenue and for which the Company must provide periodic data updates.
The performance objectives are the same for the entire management team, reflecting our high value placed upon team performance. The actual bonus amounts vary only by differences in the base salary to which the above percentages are applied. The table below outlines the salaries and possible bonus amounts for each eligible named executive officer.
Executive	Base Salary	Bonus at 50% of Base Salary	Bonus at 100% of Base Salary	Bonus at 200% of Base Salary
Thomas J. Pallack	$350,000	$175,000	$350,000	$700,000
William A. Seagrave	$300,000	$150,000	$300,000	$600,000
Mark Del Priore	$225,000	$112,500	$225,000	$450,000
The Company’s revenue for the six months ended December 31, 2017, excluding certain joint venture revenue, was $25.6 million and the Compensation Committee certified that the Company had executed four Data Deals during the same period. As a result, each of Messrs. Pallack, Seagrave and Del Priore were awarded bonuses at 200% of target. In order to allow the Company to preserve cash for strategic purposes, each of Messrs. Pallack, Seagrave and Del Priore elected to receive (i) 25% of such bonus in cash and (ii) 75% of their 2017 bonuses in the form of fully-vested shares of common stock (with the number of shares determined based on an assumed price of  $4.02 per share, representing the share price on March 29, 2018).
The bonus opportunities for Messrs. Pallack and Seagrave with respect to 2018 are contingent on Company performance as measured by revenue and EBITDA (defined as net income before interest expense, income tax expense, depreciation and amortization expense) earned during the year ending December 31, 2018. Threshold, target and maximum goals, along with relative weighting, are set forth in the table below. The target payout level was designed to be achievable with strong management performance and the maximum level was designed to encourage and reward our named executive officers for outstanding performance. Due to Mr. Del Priore’s departure prior to the close of the 2018 fiscal year, he is not entitled to a bonus in respect of 2018.
The approach to goal setting for 2018 bonuses involved a process of reviewing, among other things, our prior year’s financial performance and our short-term and long-term strategic objectives. We also took into account the need for setting goals that are challenging yet reasonably achievable so as to provide a competitive pay package necessary for the retention of our talent.

The performance objectives and the associated target bonus amounts as a percentage of salary are described in the table below.
Performance Metric	Weighting	Threshold 50% of Base Salary	Target 100% of Base Salary	Maximum 150% of Base Salary
Revenue	60%	$55.0 million	$59.0 million	$68.0 million
EBITDA	40%	$1.0 million	$3.0 million	$4.0 million
All bonuses for 2018 are subject to continuous service through the date of payment and certification of performance by the Compensation Committee.
Equity Incentive Awards
We believe that equity awards are an important component of our executive compensation program. Equity compensation aligns our executives’ and stockholders’ interests by linking rewards with achievement of return to our stockholders based on our long-term growth plan.
In connection with the Employment Agreements, during 2017 we made one-time equity awards to each of Messrs. Pallack, Seagrave and Del Priore, which consisted of  (i) options to purchase shares of our common stock and (ii) market-based RSUs, which will vest only in the event that the average closing price per share of our common stock reaches certain targets described below.
Executive	Stock Options ($6.01 Exercise Price)	RSUs
Thomas J. Pallack	400,000	1,028,050
William A. Seagrave	100,000	225,468
Mark Del Priore	100,000	225,468
The stock options vest ratably over four years, beginning on July 24, 2018, subject to continuous service, and have an exercise price of  $6.01 based upon the closing price of a share of our common stock on the date of grant, which we believe will properly incentivize management to create and sustain stockholder value over a prolonged time period.
The RSUs vest only in the event that the average closing price per share of our common stock reaches certain targets for a period of 65 consecutive trading days, subject to continued service, as set forth in the table below.
Share Price Target Achieved and Sustained for 65 Consecutive Trading Days	Percentage of Award Vested
$7.00 per share	20%
$10.00 per share	an additional 30%
$15.00 per share	an additional 50%
We believe that the vesting conditions of the RSUs incentivize significant growth in stockholder value, particularly the per share price targets of  $10.00 and $15.00, which are set significantly higher than the historic trading value of our common stock.
Due to their respective departures from the Company, Messrs. Hug and O’Connell did not receive grants of equity compensation in 2017. Pursuant to the terms of Mr. Del Priore’s Separation Agreement, the Company (i) accelerated the vesting of the options granted to Mr. Del Priore pursuant to his employment agreement to purchase an aggregate of 100,000 shares of the Company’s common stock, par value of  $0.001 per share, at an exercise price of  $6.01 per share, which will remain exercisable until December 11, 2018 and (ii) accelerated the vesting of a portion of restricted stock units granted to Mr. Del Priore pursuant to his employment agreement with respect to a total of 64,397 shares of the Company’s common stock. The remainder of Mr. Del Priore’s unvested restricted stock were forfeited.

Benefits and Perquisites
Other than health insurance and a 401(k) plan, we do not currently provide any employee benefit or retirement programs.
We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified deferred benefits plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.
Employment Agreements and Separation and Change in Control Arrangements
Employment Agreements with our Named Executive Officers as in Effect During Fiscal Year 2017
Jerry Hug.   We entered into an employment agreement with our former CEO, Jerry Hug, when he joined the Company as our director of Corporate Development, effective July 1, 2011. Pursuant to the terms of the employment agreement with Mr. Hug, we agreed to pay Mr. Hug an annual salary, which was reviewed annually, and discretionary cash bonuses. Effective February 17, 2017, Mr. Hug resigned from his positions with the Company. Under the circumstances of his departure, Mr. Hug did not receive any severance payment under his employment agreement.
Richard O’Connell.   Mr. O’Connell served as Interim Chief Executive Officer from February 17, 2017 through June 1, 2017. While he did not enter into an employment agreement with the Company, pursuant to Mr. O’Connell’s offer letter, Mr. O’Connell was entitled to a base salary of  $350,000 per year and was employed on an “at-will” basis. Under the circumstances of his departure, Mr. O’Connell did not receive any severance payment under his offer letter.
Thomas J. Pallack.   Effective July 24, 2017, we entered into an employment agreement with Mr. Pallack. Pursuant to the terms of the employment agreement dated July 24, 2017, Mr. Pallack is eligible for the following in compensation: (i) an annual base salary of  $350,000, (ii) a grant of stock options to purchase 400,000 shares of our common stock, which will vest ratably over four years, and (iii) a grant of 1,028,050 RSUs which will vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continued service. For the fiscal year ended December 31, 2017, Mr. Pallack was eligible for a cash bonus based upon the Company’s revenue during the six months ended December 31, 2017 and the number of Data Deals executed during the year. Mr. Pallack is eligible for an incentive cash bonus in future fiscal years as well.
William A. Seagrave.   Effective July 24, 2017, we entered into an employment agreement with Mr. Seagrave. Pursuant to the terms of the employment agreement dated July 24, 2017, Mr. Seagrave is eligible for the following in compensation: (i) an annual base salary of  $300,000, (ii) a grant of options to purchase 100,000 shares of our common stock, which will vest ratably over four years, and (iii) a grant of 225,468 RSUs which will vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continued service. For the fiscal year ended December 31, 2017, Mr. Seagrave was eligible for a cash bonus based upon the Company’s revenue during the six months ended December 31, 2017 and the number of Data Deals executed during the year. Mr. Seagrave is eligible for an incentive cash bonus in future fiscal years as well.
Mark Del Priore.   Effective July 24, 2017, we entered into an employment agreement with Mr. Del Priore. Pursuant to the terms of the employment agreement dated July 24, 2017, Mr. Del Priore was eligible for the following in compensation: (i) an annual base salary of  $225,000, (ii) a grant of options to purchase 100,000 shares of our common stock, which was to vest ratably over four years, and (iii) a grant of 225,468 RSUs which was to vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continued service. For the fiscal year ended December 31, 2017, Mr. Del Priore was eligible for a cash bonus based upon the Company’s revenue during the six months ended December 31, 2017 and the number of Data Deals executed during the year.
Severance Benefits
Pursuant to the terms of the Employment Agreements with Messrs. Pallack, Seagrave and Del Priore, in the event of  (i) termination without Cause (as defined in the Employment Agreements), (ii) termination by the executive for Good Reason (as defined in the Employment Agreements) or (iii) termination following a change in control, Messrs. Pallack, Seagrave and Del Priore will be entitled to receive severance benefits. The Employment Agreements with Messrs. Pallack, Seagrave and Del Priore provide for severance benefits as follows: (i) continuation of base salary for a period equal to twelve months following the termination date, (ii) a cash bonus equal to 100% of base salary which shall be paid at the time annual bonuses are generally paid to the Company’s other executives, (iii) accelerated vesting of certain equity awards, and (iv) payment of COBRA premiums for the executives and their eligible dependents for a period of twelve months. Receipt of severance benefits shall be contingent upon Messrs. Pallack, Seagrave and Del Priore executing and delivering a general release of claims in favor of the Company and its related persons.
In addition, the Employment Agreements with Messrs. Pallack, Seagrave and Del Priore provide for payment of: (i) any salary earned and accrued but unpaid prior to the termination date, (ii) payment for all accrued but unused paid time off and (iii) any documented business expenses incurred in accordance with the Company’s polices.
The compensation received by Mr. Del Priore following his departure from the Company in July of 2018 are described above in the “SITO Mobile, Ltd. Management — 2018” section of this proxy statement.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers during our fiscal years ended December 31, 2016 and December 31, 2017.
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
Thomas J. Pallack Chief Executive Officer(1)	2017	189,583	—	343,002(2)	2,132,640(3)	700,000(4)	—	3,365,223
Jerry Hug Former Chief Executive Officer(5)	2017	59,306	—	—	—	—	—	59,306
	2016	305,139	144,471	—	1,009,833	—	—	1,459,443
Richard O’Connell Jr. Former Interim Chief Executive Officer(6)	2017	107,917	—	—	—	—	—	107,917
William Seagrave Chief Operating Officer and Interim Co-Chief Financial Officer(7)	2017	162,500	—	75,226(2)	533,160(3)	600,000(4)	—	1,370,886
Mark Del Priore Former Chief Financial Officer(8)	2017	121,875	—	75,226(2)	533,160(3)	450,000(4)	—	1,180,261

(1)
Mr. Pallack was appointed Interim Chief Executive Officer on June 1, 2017, and was appointed Chief Executive Officer on June 26, 2017.

(2)
In 2017, the Company made a one-time grant of market share-price-based RSUs to each of Messrs. Pallack, Seagrave and Del Priore pursuant to their respective Employment Agreements as described in “Elements of our Compensation Program — Equity Incentive Awards” above. Assuming that the highest level of performance conditions is met for the RSUs, a maximum of 1,028,050 shares of our common stock may be issued to Mr. Pallack, and 225,468 shares of our common stock may be issued to each of Messrs. Seagrave and Del Priore. The value of these awards on the grant date, if we were to assume that the highest level of performance conditions will be achieved, would be $2,091,461 for Mr. Pallack and, $458,691 for each of Messrs. Seagrave and Del Priore. The assumptions used by the Company in calculating these amounts were determined utilizing a Monte Carlo valuation model which requires us to make judgments on assumptions regarding the risk-free interest rate, expected dividend yield, expected term and expected volatility over the expected term of the award. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but those estimates involve inherent uncertainties and the application of expense could be materially different in the future. Pursuant to the terms of Mr. Del Priore’s Separation Agreement, the Company accelerated the vesting of a portion of restricted stock units granted to Mr. Del Priore pursuant to his employment agreement to a total of 64,397 shares of the Company’s common stock. The remainder of Mr. Del Priore’s unvested restricted stock were forfeited.

(3)
The amounts reported herein reflect a one-time grant of time-vested options to each of Messrs. Pallack, Seagrave and Del Priore pursuant to their respective Employment Agreements as described in “Elements of our Compensation Program — Equity Incentive Awards” above. The amounts shown in the table above reflect the grant date fair value of these time-vested options, calculated in accordance with FASB ASC Topic 718. Each such grant was to vest ratably on the first four anniversaries of July 24, 2017, subject to continuous service. Under the terms of the Separation Agreement, Mr. Del Priore’s options vested on an accelerated basis upon his departure from the Company in July of 2018. The amounts shown in the table above reflect the grant date fair value of these time-vested options, calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to the footnotes to the financial statements in Original 10-K.
(4)
Represents 2017 performance-based annual incentive payments to Messrs. Pallack, Seagrave and Del Priore pursuant to their respective Employment Agreements as described in “Elements of our Compensation Program — Annual Bonuses” above. As noted therein, the named executive officers each elected to receive 75% of such incentive awards in shares of our common stock, resulting in 130,597 fully-vested shares being granted to Mr. Pallack, 111,940 fully-vested shares being granted to Mr. Seagrave and 83,955 fully-vested shares being granted to Mr. Del Priore, less applicable withholding and taxes.

(5)
Mr. Hug resigned as Chief Executive Officer and director effective February 17, 2017.

(6)
Mr. O’Connell was appointed Interim Chief Executive Officer effective February 17, 2017 and was removed on June 1, 2017. Mr. O’Connell served as a director of the Company from February 18, 2016 through June 1, 2017.

(7)
Mr. Seagrave was appointed Chief Operating Officer June 26, 2017.

(8)
Mr. Del Priore was appointed Interim Chief Financial Officer on June 1, 2017, was appointed Chief Financial Officer June 26, 2017, and resigned July 23, 2018.

Outstanding Equity Awards
The following table details the outstanding equity awards held by our named executive officers as of December 31, 2017.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Thomas J. Pallack	—	400,000(2)	6.01	7/24/2027	1,028,050(3)	6,908,496
Jerry Hug(4)	—	—	—	—	—	—
Richard O’Connell Jr.	5,000	—	2.58	12/1/2018	—	—
William Seagrave	—	100,000(2)	6.01	7/24/2027	225,468(3)	1,515,144
Mark Del Priore	—	100,000(2)	6.01	7/24/2027(5)	225,468(3)	1,515,144

(1)
Based on a per share price of  $6.72, as of December 31, 2017.

(2)
The amounts reported herein reflect a one-time grant of time-vested options on July 24, 2017 to each of Messrs. Pallack, Seagrave and Del Priore pursuant to their respective Employment Agreements. Each such grant was to vest ratably on the first four anniversaries of July 24, 2017, subject to continuous service. Pursuant to Mr. Del Priore’s Separation Agreement, the Company accelerated the vesting of the options granted to him, which remain exercisable until December 11, 2018.

(3)
The amounts reported herein reflect a one-time grant of performance-based RSUs to each of Messrs. Pallack, Seagrave and Del Priore pursuant to their respective Employment Agreements. Each such grant was to vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service. Pursuant to the terms of Mr. Del Priore’s Separation Agreement, the Company accelerated the vesting of a portion of restricted stock units granted to Mr. Del Priore pursuant to his employment agreement to a total of 64,397 shares of the Company’s common stock.

(4)
Mr. Hug resigned as an officer and director of the Company effective February 17, 2017. Unvested options held by Mr. Hug were forfeited immediately upon his resignation. Vested options held by Mr. Hug expired within 90 days of his resignation, in accordance with their terms.

(5)
In connection with Mr. Del Priore’s departure, the option will now expire on December 11, 2018.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven directors. Each of our current directors, other than Mr. Michael Durden, is a nominee in the current election. Mr. Durden will retire from the Board at the Annual Meeting following the expiration of his current term. Our Board of Directors has no immediate plans to fill the vacancy created by Mr. Durden’s departure and, as a result, will decrease the size of our Board of Directors to six effective as of the expiration of Mr. Durden’s current term at the Annual Meeting.
Upon the recommendation of our Governance and Nominating Committee, our Board of Directors has nominated each of Jonathan Bond, Steve Bornstein, Bonin Bough, Steven Felsher, Brett O’Brien, and Thomas J. Pallack to serve as our directors until our next annual meeting of stockholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death. Each nominee is a current director standing for re-election.
The nominees recommended by our Board have consented to serving as nominees for election to our Board, to being named in this Proxy Statement and to serving as members of our Board if elected by the Company’s stockholders. As of the date of this Proxy Statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, our Board, upon the recommendation of its Governance and Nominating Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, the Company will file an amended proxy statement or additional soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.
The enclosed proxy card will not be voted for more than six candidates or for anyone other than our Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the enclosed proxy card will vote to elect Jonathan Bond, Steve Bornstein, Bonin Bough, Steven Felsher, Brett O’Brien, and Thomas J. Pallack to our Board, unless, by marking the appropriate space on the proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).
So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer and (2) there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.
The directors of SITO Mobile have diverse backgrounds that provide experience and expertise in a number of areas particularly relevant to the Company. The Governance and Nominating Committee considers the particular qualifications and experience of directors standing for re-election and potential nominees for election and strives to nominate a Board that has expertise in a number of areas critical to the Company.
Current Directors and Nominees
Jonathan Bond, age 61, joined our Board of Directors on July 14, 2018. Jonathan Bond is the founder of Tomorro, an open source marketing innovation consultancy that is now part of Shipyard Inc., and a recognized thought leader and entrepreneur in the advertising and marketing industry. Mr. Bond has developed several significant companies and marketing concepts over his 30-year career, including past board, advisory and investor roles at Sonobi, Storylines Cruises, White Ops, Data Xu, Crimson Hexagon and Kinin wellness pods. From December 2010 to October 2012 Mr. Bond was the CEO of Big Fuel, a leading social media agency (now owned by Publicis). Mr. Bond was also the co-founder and CEO of Kirshenbaum Bond and Partners (now part of MDC).

Because of Mr. Bond’s vast marketing and social media experience, our Board of Directors has concluded that Mr. Bond is qualified to serve as a member of our Board.
Steven (Steve) Bornstein, age 66, joined our Board of Directors on September 7, 2017. Mr. Bornstein currently works as a consultant for Activision Blizzard, a video game developer and the Raine Group, a merchant bank focused on media and telecommunications. Mr. Bornstein served as the CEO of the NFL Network from 2003 to 2014, where he launched the network and managed the NFL’s media and sponsorship assets. He also previously served as the CEO of ESPN and the President of ABC Inc. and ABC Sports. Since 2014, he has served on the boards of Whip Networks and Second Spectrum, two privately-held companies, and serves as the Board Chair for the V Foundation for Cancer Research.
Because of Mr. Bornstein’s past experience in the sports media industry and building global brands in that sector, our Board of Directors has concluded that Mr. Bornstein is qualified to serve as a member of our Board.
Brant (Bonin) Bough, age 40, joined our Board of Directors on July 14, 2018. Bonin Bough is one of the foremost-awarded marketing executives in his field, as well as a television host and an author. Since October 2014, Mr. Bough is a founder and Chief Growth Officer of Bonin Ventures, a company that connects startups with large brands to increase their growth. From February, 2012 to August, 2016, Mr. Bough served as a Vice President and Chief Media & eCommerce Officer at Mondelēz International (formerly Kraft Foods) (Nasdaq: MDLZ), where he created some of the first marketing programs across Facebook, Twitter, YouTube, Paramount Films, ABC, NBC and Fox, among others, and fostered partnerships with companies such as Instagram, Foursquare, and Buzzfeed. Prior to his time at Mondelēz International, Mr. Bough led digital marketing globally for PepsiCo, Weber Shandwick and Ruder Finn.
Because of Mr. Bough’s extensive marketing and social media experience, our Board of Directors has concluded that Mr. Bough is qualified to serve as a member of our Board.
Michael Durden, age 56, joined our Board of Directors on June 1, 2017. Mr. Durden has been the owner of and principal consultant at Barrington Advisory Group, LLC, since August, 2012. From 2013 to the present, Mr. Durden has served as an Operating Director of ClearPoint Investment Partners, a private equity firm. From 2006 through 2012, Mr. Durden served as a Senior Vice President at Experian, a global consumer data company. Mr. Durden has over twenty years of multi-discipline experience in the marketing data and analytics sectors. He served on the boards of Archer, Inc. and several private companies.
Mr. Durden will retire from the Board at the Annual Meeting following the expiration of his current term.
Steven (Steve) Felsher, age 69, joined our Board of Directors on July 14, 2018. Steven G. Felsher is an experienced executive, with particular skills in finance, administration, governance and other aspects of public and private company management. Mr. Felsher spent a substantial portion of his career with Grey Global Group Inc., a global marketing services company, where he served as a senior executive from 1979 until 2007, where he last served as a Vice Chairman and Chief Financial Officer. Since January 2011, Mr. Felsher has been a Senior Advisor at Quadrangle Group LLC, a private investment firm focused on the information and communications technology sectors, where he serves as a member of its Investment and Valuation Committee. In addition, Mr. Felsher is an Investment Partner of Armory Square Ventures, an early stage venture capital fund that focuses on technology investments. Mr. Felsher has previously served as a member of the board of directors of numerous companies, including Lumos Networks Corp., West Corporation, and NTELOS Holdings Corp. In addition, Mr. Felsher is a long-time trustee of Brooklyn Academy of Music and is a trustee of the BAM Endowment Trust, which oversees BAM’s endowment. He is also a Fellow, Trustee and Treasurer of the New York Academy of Medicine.
Because of Mr. Felsher’s extensive marketing and management experience, our Board of Directors has concluded that Mr. Felsher is qualified to serve as a member of our Board.
Brett O’Brien, age 45, joined our Board of Directors on July 24, 2018. Mr. O’Brien has been the SVP and General Manager at Gatorade, a subsidiary of PepsiCo (Nasdaq: PEP) since 2012. He is currently responsible for leading Gatorade’s North American business including innovation, retail strategy, sports marketing and integrated consumer engagement programs. Prior to Gatorade, Mr. O’Brien oversaw the

$5 billion Mountain Dew trademark, AMP Energy, Sierra Mist and Pepsi’s flavored soft drink brands. Mr. O’Brien’s successful and creative track record has earned him honors including being named to Advertising Age’s 40 Under 40 in 2013 and Digital A-List in 2010, as well as nominations from Brandweek’s “2010 Marketer of the Year” and was the recipient of Event Marketer’s 2011 Brand X Award.
Because of Mr. O’Brien’s extensive marketing experience, our Board of Directors has concluded that Mr. O’Brien is qualified to serve as a member of our Board.
Thomas J. Pallack, age 63, joined our Board of Directors on June 1, 2017. Mr. Pallack has been the Co-Founder, Chief Executive Officer and Head of Sales of SBV Solutions — Strategic Business Velocity, a software sales company, since 2005. Mr. Pallack’s background encompasses more than 30 years of Sales, Sales Operations, Financial and Business Development experience with global technology software companies such as Oracle, Ariba and Consilium.
Because of Mr. Pallack’s investment management, strategic planning, and technology industry financial transactions experience as well as his service as a corporate advisor to public and private company boards, our Board of Directors has concluded that Mr. Pallack is qualified to serve as a member of our Board.
Required Vote
The nominees for the six director seats who receive the most affirmative votes of shares outstanding as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be elected to serve as directors. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.
BOARD RECOMMENDATION
Our Board recommends a vote “FOR” the election of all six of our Board’s nominees.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY
Executive Officers
For biographical information regarding Mr. Pallack, please see the “Nominees” section of this Proposal No. 1 above.
William A. Seagrave, age 64, was appointed Chief Operating Officer on June 26, 2017 and as the Interim Co-Chief Financial Officer on July 24, 2018. Prior to joining SITO, from 2013 to 2017, Mr. Seagrave served as the Managing Partner of LHF Healthcare, a privately-held medical analytics technology company, where he was responsible for operations, product launches, sales and strategic partnerships. From 2011 to 2014, he was a Partner at Strategic Business Velocity Solutions and from 2006 to 2011, he served as a Senior Director with Cisco Systems, where he managed strategy and global product launches related to the Internet of Things. Mr. Seagrave was also formerly a Vice President in Application Sales at Oracle and a founding member of Oracle’s Applications team.
Aaron Tam, age 32, was appointed as Interim Co-Chief Financial Officer on July 24, 2018. Mr. Tam has also served as the Company’s Finance Manager since joining the Company on April 4, 2016. Mr. Tam began his career at Deloitte & Touche, LLP in the Audit Enterprise Risk Solutions practice from 2009 until 2016. While at Deloitte, Mr. Tam served both private and public companies with a focus on the telecom, pharmaceuticals, and manufacturing industries.
Chester (Chet) Petrow, age 63, was appointed as Chief Revenue Officer of the Company on June 26, 2017. As Chief Revenue Officer of the Company, Mr. Petrow is responsible for leading SITO’s sales division, focusing on driving revenue and building industry relationships. Prior to SITO, Mr. Petrow built new business lines and developed domestic and international partnerships first at Oracle from 1994 to 1998 and then at Lawson, from 2009 to 2012. Mr. Petrow also worked at SAP Ariba from 1998 to 2001 where he raised capital and negotiated partnerships.
Michael Blanche, age 32, was appointed Chief Technology Officer of the Company on April 24, 2017. As Chief Technology Officer of the Company, Mr. Blanche is responsible for leading the next phase of innovation and growth for the Company, focusing on identifying opportunities and developing technology that result in a competitive advantage and deliver return on investment. After joining the Company in 2015, Mr. Blanche served as the Company’s Senior Vice President of Technology & Innovation. Prior to SITO, from July 2013 to February 2015, he served as Head of Product at Momentum, a successful SaaS based education platform. From June 2010 to July 2012 he served as Head of Operations at Comsite building a cloud based safety platform. In March 2017, he was part of the group to advise and develop the Location Based Advertising Measurement Guidelines issued by the Media Rating Council.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board completed a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of this process, the Audit Committee of our Board has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing BDO USA, LLP as the independent registered public accounting firm of the Company and its subsidiaries. The accompanying proxy will be voted FOR the ratification of the appointment of BDO USA, LLP unless the proxy contains instructions otherwise. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee, but the Audit Committee will not be required to take any action.
A representative of BDO USA, LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.
Dismissal of RBSM, LLP
On January 10, 2018, we dismissed RBSM, LLP as our independent registered public accounting firm. The decision to change accountants was approved by our Audit Committee.
The audit reports of RBSM, LLP of the Company’s financial statements as of and for the fiscal years ended December 31, 2016 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2016 and December 31, 2017 and through the date of dismissal of RBSM, LLP, there were no disagreements between the Company and RBSM, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RBSM, LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the fiscal years ended December 31, 2016 and December 31, 2017 and through the date of dismissal of RBSM, LLP, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred and the Company did not consult with BDO USA, LLP regarding any subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
Required Vote
Approval of the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 will require the affirmative vote of a majority of the shares of our Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.
BOARD RECOMMENDATION
Our Board Recommends a Vote FOR the Ratification of the Appointment of BDO USA, LLP
for Fiscal Year 2018.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table lists aggregate fees billed to us for the fiscal years ended December 31, 2017 and December 31, 2016, by our independent registered public accountants.
	2017	2016
Audit Fees	$257,564	$137,982
Audit-Related Fees	$63,650	$0
Tax Fees	$0	$0
All Other Fees	$0	$58,500
Total Fees	$321,214	$196,482
Audit Fees represent aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of the condensed consolidated financial statements included in our quarterly reports, and the review of registration statements including consents provided therewith and related matters.
Pre-Approval of Audit and Non-Audit Services
Pursuant to applicable law, and as set forth in the terms of its charter, the Audit Committee of the Board of Directors is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. Any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by our independent registered public accountants described above were attributable to services pre-approved by then-serving members of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors, and has other duties and functions as described in its charter.
Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In this context, then-serving members of the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2017 with the Company’s management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in fiscal year 2017 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.
Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.
Respectfully submitted by the Audit Committee,
Jonathan Bond
Michael Durden
Steven Felsher, Chair

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the requirements of the SEC, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our board of directors and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.
We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2017 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The Compensation Committee and our Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.
Following a vote by our stockholders in 2013 on how frequently the Company should conduct say-on-pay votes, the Company currently conducts say-on-pay votes on a triennial basis. In the proxy statement for our annual meeting of stockholders in 2019, we will again ask stockholders to vote on how frequently we should conduct a say-on-pay vote.
Required Vote
Approval of the compensation of our named executive officers will require the affirmative vote of a majority of the shares of our Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the executive compensation of our named executive officers.
BOARD RECOMMENDATION
Our Board Recommends a Vote FOR the Advisory Resolution to Approve the Compensation of our
Named Executive Officers.

OTHER MATTERS
As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting of stockholders other than the items referred to above. If no other matter is properly brought before the meeting for action by stockholders, proxies returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: The Proxy Advisory Group, LLC, toll free at (212) 616-2180.
The Proxy Advisory Group, LLC®
18 East 41st Street, Suite 2000
New York, New York 10017-6219
(212) 616-2180
info@proxyadvisory.net

SITO MOBILE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/15/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. To elect the six directors of SITO, each to serve until our 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000389212_1 R1.0.1.17

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00 00000389212_1 R1.0.1.17For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. To elect the six directors of SITO, each toserve until our 2019 Annual Meeting ofStockholders or until their respectivesuccessors are duly elected and qualified.Nominees01 Jonathan Bond 02 Steve Bornstein 03 Bonin Bough 04 Steven Felsher 05 Brett O’Brien06 Thomas PallackSITO MOBILE LTD.100 TOWN SQUARE PLACE SUITE 204JERSEY CTY, NJ 07310ATT: AARON TAMVOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 11/15/2018. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 11/15/2018. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2 Ratification of the appointment of BDO USA, LLP as the company’s independent registered public accounting firmfor the fiscal year ending December 31, 2018.3 Advisory vote on Executive Compensation.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.Yes NoPlease indicate if you plan to attend this meeting

0000389212_2 R1.0.1.17Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.comSITO MOBILE LTD.2018 Annual Meeting of StockholdersNovember 16, 2018This proxy is solicited by the Board of DirectorsThe stockholders hereby appoint Aaron Tam and William Seagrave, or either of them, as proxies, each with the power to appoint his substitute, and herebyauthorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SITO MOBILE LTD. that thestockholders are entitled to vote at the Annual Meeting of Stockholders to be held on November 16, 2018 at 10:00 a.m., Eastern Standard Time, at the CrosbyStreet Hotel, 79 Crosby Street, New York, NY 10012, and at any adjournments, reschedulings, continuations or postponements thereof.This proxy, when properly executed, will be voted in the manner directed herein. Unless a contrary direction is given, the shares represented by thisproxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.Continued and to be signed on reverse side